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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                   July 14, 1997
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                    TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                      0-19167             84-1042227
-------------------------------       -----------        ----------------
(State or other jurisdiction of       (Commission        (I.R.S. Employer
 incorporation or organization)        File No.)            I.D. Number)


2525 West Evans Avenue, Denver, Colorado                      80219
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(Address of principal executive offices)                   (zip code)

                                  (303) 935-1221
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

On June 26, 1997 Topro, Inc. (with its subsidiaries MDCS, Inc., Advanced Control Technologies, Inc., Vision Engineering, Inc. and All Control Systems, Inc. d/b/a TAVA Technologies, Inc.) announced a new business initiative based on its new product PlantY2K One-TM-, a proprietary package of product and services designed to address year 2000 compliance problems in process control and factory floor automation systems. In response to many requests from stock analysts, shareholders, and other members of the investment community for additional information, the Company is making public the following additional information concerning this development.

MANAGEMENT'S PERSPECTIVE ON YEAR 2000 (Y2K) PROBLEMS ON THE FACTORY FLOOR:

The industrial community has been slow to recognize the reality of Y2K problems on their factory floors. The typical view has been: process control information is real-time, so why worry about a date stamp issue? While roughly accurate in concept, this view is clearly wrong in practice. The tide however is beginning to change.

- The Director of Industrial Automation Systems at Rockwell Automation acknowledged in a meeting with TAVA representatives that the Y2K problem at the factory level is "huge."

- TAVA has been advised by Unilever representatives that Unilever has mandated that their 500 manufacturing operations certify to corporate office that they are year 2000 compliant by October 1997.

- TAVA has been advised by Coca-Cola, Inc. representatives that Coca-Cola has appointed a corporate director of Y2K factory floor compliance.

Most plant floor systems are complex combinations of hardware and software from a variety of vendors. Tava Technologies management has found that many of these components have some sort of compliance issue. Further, a compliance problem with a single component and the corresponding solution must be considered in the context of the impact on the total system, which means that a control system integrator is the logical choice to effect the required comprehensive solutions. OEM hardware and software suppliers do not have the staff or complete system expertise available to address these issues.

PlantY2K One-TM- is a full service offering that includes impact assessment, analysis, code conversion, implementation and testing. The Company employs highly structured methodologies in all phases and includes well-accepted joint application development techniques in the conversion and implementation phases.

- The first step in assessment is to inventory the customer's hardware and software applications and network and review that "inventory" against our constantly updated

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     data base for known year 2000 compliance problems.

- The second step is to map the customer's system use of time-date information and or the interaction of components known to have a compliance problem. The "deliverable" from this phase is a preliminary diagnosis of the scope of the customer's problem and a proposal for a corrective action plan. The estimated average pricing for the assessment phase alone is $10,000.

- At this point a remediation program is negotiated with the customer, or the customer determines that the cost of remediation exceeds a complete system replacement. As an example, at Sun Oil, management has taken steps toward installing a new batch control system and is working to develop a functional specification for a new system with an estimated cost of $300,000. Although TAVA is working with Sun Oil to develop a functional specification and will be offered the opportunity to submit a proposal, it is not certain that TAVA will be selected as the provider.

- The remediation undertaking includes detailed system analysis, test of year 2000 compliance interaction, and "fix" of the non-compliant features and further testing. Most hardware and software suppliers have discrete component correction packages available. TAVA personnel install/implement those packages, re-program system interaction to accommodate these changes safely and effectively, and revise the balance of the system code as required.

- Special remediation solutions are catalogued in the TAVA Plant Y2K One-TM-database so as to be available for subsequent application.

TAVA is already engaged in year 2000 projects with Coca-Cola Enterprises, Sun Oil and Dupont-Merck.

The potential opportunity for TAVA is very, very large. The company has sent a 5000 piece mailer out to its own customer base. The Company's intent is both to use PlantY2K One-TM- as a high margin revenue producer and to secure penetration at new accounts. A promotional campaign is being designed to take the product beyond the Company's existing customer base.

Recognizing that the Company has a resource base that can only address a portion of the total demand, PlantY2K One-TM- has been designed to allow potential license use to customers and other third party system integrators. We have reviewed the efforts of some of the MIS level Y2K solution providers and modeled our program on theirs. Some of the more successful MIS level players have taken exactly this approach of licensing their methodology and data base access.

From a competitive view, MIS level Y2K solution providers are potential partners, not competitors. Their product and personnel are not focused on the peculiar requirements of

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the factory floor equipment and systems.

At the same time, OEM suppliers of factory automation hardware and software such as Rockwell and Wonderware are not staffed to address the problem and definitely want to avoid stepping into a "system" issue simply because they supplied a single component therein. Management has had this direct feedback from a number of OEMs.

The Company is in the process of developing a specific business plan to address completely the year 2000 opportunity.

Statements made in this Current Report on Form 8-K that are not historical facts may be forward looking statements. Actual events may differ materially from those projected in any forward looking statement. There are a number of important factors beyond the control of the Company, that could cause actual events to differ materially from those anticipated by any forward looking information. With regard to PlantY2K One-TM-, these factors include the Company's ability to hire additional personnel on a timely basis to meet customer demand, the failure of industry participants and potential customers to recognize, and promptly dedicate resources to, the Y2K problem, and the possibility that others may offer competitive products and services. A description of risks and uncertainties generally attendant to Topro and its industry and other factors which could affect the Company's financial results are included in the Company's Form 10-KSB for the fiscal year ended June 30, 1996, and in its subsequent Securities and Exchange Commission filings.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Topro, Inc.

Date: July 14, 1997                         By:   /s/ John Jenkins
      -------------                            ------------------------------
                                               John  Jenkins
                                               President and CEO






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